UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): OCTOBER 10, 2007
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     (b) As previously disclosed, on October 5, 2007 James Ackerly, Ronald C. Bernard, and Michael G. Corrigan were removed from Atari, Inc.’s Board of Directors, via written consent of the majority stockholder. Prior to their removal, Messrs. Ackerly, Bernard and Corrigan served as independent directors on Atari’s Audit Committee, with each of Messrs. Bernard and Corrigan qualifying as a “financial expert” under applicable Securities and Exchange Commission and NASDAQ rules. As such, upon their removal Atari’s Audit Committee was unconstituted and therefore in violation of NASDAQ Marketplace Rule 4350(d)(2)(A). As required by NASDAQ Marketplace Rule 4350(d)(4)(B), on October 8, 2007, Atari notified The NASDAQ Stock Market of the removal of Messrs. Ackerly, Bernard and Corrigan from the Board and the Audit Committee and of its intention to fill the resulting vacancies.
     As disclosed under Item 5.02 below (which is incorporated into this Item 3.01 by reference), four new independent directors were appointed to the Board of Atari. Messrs. Adair, Davis, and Shein were also elected to serve on Atari’s Audit Committee, with Mr. Davis qualifying as a financial expert. As such, Atari is now compliant with the NASDAQ audit committee constitution rules.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (c) On October 10, 2007, Curtis G. Solsvig III, age 52, was appointed Atari’s Chief Restructuring Officer. Curtis G. Solsvig III works at AlixPartners LLP, which has been retained to assist Atari in evaluating and implementing strategic and tactical options through its restructuring process.
     Since 2006 Mr. Solsvig has been a Managing Director at AlixPartners and has extensive experience in restructuring and managing companies in distressed circumstances. In that capacity, he had been most recently appointed as interim CEO of CornerStonePropane LP, the fifth largest retail propane distributor. He previously founded Everett & Solsvig in 2001 (and its predecessor entity in 1991), a company specializing in turnaround consulting and interim management. He also worked at Alvarez & Marsal and at the Boston Consulting Group in London and in New York, assisting clients in the restructuring process and in developing solutions to their strategic problems. He has served on the boards of a number of public and private companies.
     Other than pursuant to Atari’s engagement of AlixPartners (i) there is no pre-existing arrangement or understanding which required that Mr. Solsvig be selected as the Chief Restructuring Officer of Atari, and (ii) Mr. Solsvig does not have any direct or indirect material interest in any transactions (existing or proposed) with Atari. Mr. Solsvig is not related to any other director/executive officer of Atari.
     (d) On October 10, 2007, Wendell H. Adair, Jr. and Eugene I. Davis were elected to the Board of Directors of Atari. On October 11, 2007 and October 12, 2007, James B. Shein and Bradley E. Scher were elected to the Board of Directors of Atari, respectively. Mr. Davis has been appointed the non-executive Chairman of the Board. Messrs. Adair, Davis and Shein will serve on the Audit Committee of the Board, with Mr. Adair acting as Chair. Messrs. Adair, Shein and Scher will serve on the Compensation and Governance Committee of the Board, with Mr. Shein acting as

Chair and all four new Board members will serve on a Special Committee of the Board that will review related party transactions.
     Wendell H. Adair, Jr. is a member of M&A Development Company LLC, a real estate development firm. He is a senior lawyer with 35 years of experience specializing in restructuring and corporate finance. Until April 2006, he held Senior Partner positions at leading US law firms, including Stroock, Stroock & Lavan LLP from September 1999 to April 2006 and McDermott, Will & Emery from September 1989 to September 1999. He has previously served on the boards of private companies and has advised corporate boards with respect to governance, fiduciary duty and financing matters.
     Eugene I. Davis is the founder and chairman of consulting group Pirinate, which is focused on restructuring middle market companies. He has held this position since 1999. Prior to this, Mr. Davis was Chief Operating Officer at Total-Tele USA from 1998 to 1999 and held several positions, including Chief Financial Officer, at Emerson Radio from 1990 to 1997. Mr. Davis is a qualified lawyer and was previously a partner at Arter & Hadden LLP. Over the last 10 years he has worked on several restructuring matters including high profile matters such as Tower Automotive and Exide. He has served as independent chairman of the board or chairman of the audit committee of the board for over fifteen companies. He presently serves as a director of Atlas Air Worldwide Holdings, Inc., Foamex International, Inc., American Commercial Lines, Inc., Footstar, Inc., Haights Cross Communication, Knology, Inc., Delta Airlines, Inc., Medicor Ltd., PRG Schultz International, Inc., Viskase Companies Inc., Pilant Corporation, Lumenis Ltd. and Silicon Graphics, Inc.
     Bradley E. Scher is the managing member of Ocean Ridge Capital Advisors, LLC, a financial advisory company established to assist investors, managements and boards of directors of financially and/or operationally underperforming companies. He has held this position since 2002. From 1990 to 1996 and 1996 to 2002, he managed portfolios of distressed investments at Teachers Insurance and Annuity Association of America and PPM America, Inc., respectively. He presently serves as a director of Refco, Inc. and currently and has previously served on the boards of several private companies.
     James B. Shein is Professor of Management & Strategy at Northwestern University’s Kellogg School of Management. He has held this position since 2002. Since 1997, Mr. Shein has also been counsel at McDermott, Will & Emery, with primary areas of practice including corporate financial and operating restructurings, business startups and acquisitions, and fiduciary duties of officers and directors. From 1994 to 1997, he was president of J.S. Associates, a consulting firm providing turnaround advice to public and private manufacturing and service companies. Between 1990 and 1994, he was the president and chief executive officer of R.C. Manufacturing.
     There is no pre-existing arrangement or understanding which required that any of Messrs. Adair, Davis, Scher or Shein be selected as a director of Atari. None of them have any direct or indirect material interest in any transactions (existing or proposed) with Atari outside the context of their directorships.

Item 7.01.	Regulation FD Disclosure.
     On October 15, 2007, Atari issued a press release announcing the election of Messrs. Adair, Davis, Scher and Shein to the Board of Directors (and applicable committees) and the appointment of Mr. Solsvig as our Chief Restructuring Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Kristina K. Pappa
Kristina K. Pappa
Vice President and General Counsel

Date: October 16, 2007

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